EXHIBIT 23.2


             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT



We hereby consent to the use in this Amendment No. 4 to Registration Statement of OmniCorder Technologies, Inc. on Form SB-2 of our report dated March 31, 2004 relating to the financial statements of OmniCorder Technologies, Inc., appearing in the Prospectus, which is a part of such Registration Statement, and to the use of our name as it appears under the caption "Experts."



Marcum & Kliegman LLP



New York, New York
September 16, 2004